UNITED STATES


                    SECURITIES AND EXCHANGE COMMISSION


                          Washington, D.C.  20549


                                 FORM 8-K


                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       March 14, 1994



                     CCB Financial Corporation
      (Exact name of registrant as specified in its charter)



     North Carolina              0-12358             56-1347849
(State or other jurisdiction  (Commission File      (IRS Employer
     of incorporation)           Number)          Identification No.)




    111 Corcoran Street, Post Office Box 931, Durham, NC  27702
            (Address of principal executive offices)



Registrant's telephone number, including area code   (919) 683-7777



                               N/A
  (Former name or former address, if changed since last report)


Item 5.   Other Events.

The Registrant's acquisition of Graham Savings
Bank, SSB, Graham, North Carolina ("Graham"), pursuant to a simultaneous Conversion/Acquisition, was consummated October 1, 1993. Thereafter two members of Graham petitioned the
Administrator, North Carolina Savings Institutions
Division ("Administrator"), for a public hearing protesting the Conversion/Acquisition. The request for a public hearing and a Stay of the proceedings was denied by the Administrator on December 9, 1993. Such decision was reviewed by the North Carolina Savings
Institutions Commission on December 13, 1993 and the Commission refused to overturn the Administrator's decision. On December 28, 1993 the two protesting members of Graham filed a petition for judicial review and request for a Stay with the North Carolina Superior Court in
Alamance County. Additionally, on March 14, 1994 the two protesting members sought and obtained a Temporary Restraining Order against the
Registrant and Graham which halted the data processing conversion of the accounts at Graham scheduled for March 21, 1994. On March 21, 1994 through
March 23, 1994, a hearing was held by the North Carolina
Superior Court in Alamance County regarding the requests for judicial review of the denial of the Petitioner's request for a public hearing. By Order dated March 24, 1994, the North Carolina Superior
Court affirmed the decision of the Administrator, thereby denying the Petitioner's request for judicial review and removing the Temporary
Restraining Order placed in effect on March 14, 1994. Registrant and Graham are now free to effect the data processing conversion previously scheduled for March 21, 1994.

In connection with the Temporary Restraining Order placed into effect on March 14, 1994, the two protesting members filed a civil Complaint in the General Court of Justice, Superior Court Division in Alamance County against Registrant, Graham and the individual members of the Board of Directors of Graham and, as a derivative Defendant, Graham
Savings Bank, SSB, the mutual form of Graham prior to the October 1, 1993 Conversion/Acquisition.
The relief sought in the Complaint is injunctive relief staying any further acts by Registrant and Graham to further the acquisition of Graham by Registrant, the recision of the Conversion/Acquisition, declaring the transaction null and void and unspecified money damages. The Complaint alleges breach of fiduciary duty by the directors and officers of Graham and that the Conversion/Acquisition was defective due to certain violations of North
Carolina law. The Complaint also alleges violations of the United States Constitution and specified federal statutes. On March 21, 1994 the Registrant, Graham and the individual members of the Board of Directors named as defendants obtained removal of the suit from the North Carolina
Superior Court to the United States District Court for the
Middle District of North Carolina. Such action is pending in said United States District Court.

The Registrant and Graham and the individual members of the Board of Directors intend to vigorously defend the action and believe the action is without merit. Pursuant to the terms of the Acquisition Agreement by and between Graham and the Registrant, the Registrant has undertaken to indemnify the individual members of the Board of Directors of Graham from and against any and all liability and the litigation expense
(including reasonable attorneys fees) arising out of the civil proceeding described above.



Item 7.   Financial Statements and Exhibits.


          (c) Exhibits

          Exhibit 99.1   Civil action dated March 14, 1994


          Exhibit 99.2   Press Release issued March 24, 1994


          Exhibit 99.3 Removal petition from the North Carolina Superior Court to the United States District Court for the Middle District of North Carolina

          Exhibit 99.4 Order in the Matter of a Petition for Judicial Review by Maurice J. Koury and Cary B. Allred

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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CCB FINANCIAL CORPORATION



Date:  April 7, 1994             By:  /s/ W. Harold Parker, Jr.
                                     W. Harold Parker, Jr.
                                     Senior Vice President
                                        and Controller

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                          EXHIBIT INDEX


Exhibit No. Per
Regulation S-K           Description

Exhibit 99.1             Civil action dated March 14, 1994

Exhibit 99.2             Press Release dated March 24, 1994

Exhibit 99.3 Removal petition from the North Carolina Superior Court to the United States District Court for the Middle District of North Carolina

Exhibit 99.4 Order in the Matter of a Petition for Judicial Review by Maurice J. Koury and Cary B. Allred

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